NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[*]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

[*] AGREEMENT

THIS AGREEMENT, made and entered into this 13th day of July, 2011, by and between BAY PETROLEUM CORP., Stillwater, Oklahoma, hereinafter referred to as "Bay," and AMERICAN PETRO-HUNTER, INC., Wichita, Kansas, hereinafter referred to as "APH."

WHEREAS, Bay owns leases on some 3000+ acres [*], and desires to sell, and APH desires to purchase an ownership interest of forty percent (40%) in said leases; and

WHEREAS, the parties hereto have agreed to sell and buy the [*] leases for $300,000.00. to be paid by APH to Bay as follows, to-wit:

a)	Fifty Thousand Dollars ($50,000.00) payable July 24, 2011:

b)	Two Hundred Fifty Thousand Dollars ($250,000.00) within sixty (60) days from July 24, 2011:

c)	APH shall have first right of refusal on forty percent (40%) ownership of any additional acreage Bay may obtain in [*]; and

d)	APH gives Bay first right of refusal if they desire to sell.

IT IS FURTHER UNDERSTOOD between Bay and APH that assignments of said forty (40%) ownership shall be filed of record for each described leasehold.

THIS AGREEMENT constitutes the entire agreement between and may be modified only by written agreement of the parties.

BAY PETROLEUM CORP.	AMERICAN PETRO-HUNTER, INC.

By:	By:

Date:	By: